UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bluejay Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bluejay Diagnostics, Inc.

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(844) 327-7078

To the Stockholders of Bluejay Diagnostics, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. on June 9, 2022. The Annual Meeting will begin at 2:00 p.m. local time at the corporate offices of Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all stockholders of record as of April 29, 2022.

Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. Even after returning your proxy, if you are a stockholder of record and do attend the meeting and wish to vote your shares in person, you still may do so.

We look forward to seeing you on June 9, 2022.

Very truly yours,

BLUEJAY DIAGNOSTICS, INC.

By:	/s/ Neil Dey
Neil Dey
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on June 9, 2022:

Electronic Copies of the Proxy Statement and our 2021 Annual Report on Form 10-K are available at

https://www.cstproxy.com/bluejaydx/2022

Bluejay Diagnostics, Inc.

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(844) 327-7078

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2022

TO THE STOCKHOLDERS OF BLUEJAY DIAGNOSTICS, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. (the “Company”) will be held at the corporate offices at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, on June 9, 2022 at 2:00 p.m., local time, for the following purposes, as described in the accompanying Proxy Statement:

1.	To elect six Board nominees to the Board of Directors of the Company, each to serve until the 2023 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of the Company at the close of business on June 9, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

BLUEJAY DIAGNOSTICS, INC.

/s/ Neil Dey
Acton, Massachusetts	Neil Dey
May 12, 2022	Chief Executive Officer and Director

i

BLUEJAY DIAGNOSTICS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2022

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Bluejay Diagnostics, Inc., a Delaware corporation, for use at the Annual Meeting of Bluejay Diagnostics, Inc.’s stockholders to be held at the 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, on June 9, 2022 at 2:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms “Bluejay,” “Company,” “we,” or “our” refer to Bluejay Diagnostics, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	To elect six Board nominees to the Board of Directors of the Company, each to serve until the 2023 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 12, 2022 to all stockholders as of April 29, 2022 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 20,151,244 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on June 9, 2022. The presence in person or by proxy of at least a majority of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not considered to be “entitled to vote” on that matter and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors (the “Board”) as follows:

1.	FOR the election of the Board’s six nominees to our Board of Directors.

2.	FOR ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the year ending December 31, 2022.

3.	In their discretion, upon such other matters as may property come before the meeting.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on June 9, 2022, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A plurality of the eligible votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote on this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes”, properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our certificate of incorporation or our bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Bluejay are located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 and our telephone number is (844) 327-7078.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Bluejay, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 29, 2022, regarding beneficial ownership of our common stock by:

●	each of our directors;

●	each of our named executive officers;

●	all directors and executive officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720.

	As of April 29, 2022
	Shares beneficially owned		Percent of Class (1)
Name of Beneficial Owner
Neil (Indranil) Dey	4,539,203	(2)	22.5%
Svetlana Dey	4,101,356	(2)	20.4%
Donald R. Chase	845,213	(3)	*
Dr. Jason Cook	41,668	(4)	*
Kenneth Fisher	25,000	(5)	*
Gary Gemignani	-		-
Gordon Kinder	66,566	(6)	*
Douglas C. Wurth	3,592,955	(7)	22.6%
Fred S. Zeidman	-		-
Directors and Named Executive Officers as a Group (8 persons)	9,120,605		45.3%

*	Less than 5%.

(1)	Based on 20,151,244 shares of common stock outstanding as of April 29, 2022.

(2)	Of the amounts set forth in the table, 4,091,356 shares are held by Lana Management & Business Research International, LLC, an entity owned by Mr. Dey and Ms. Dey. Ms. Dey has voting and dispositive power over the shares held by such entity.

(3)	Includes (i) 39,340 shares underlying options at an exercise price of $0.16 per share, (ii) 17,703 shares underlying options at an exercise price of $0.95, and (iii) 22,818 shares underlying warrants at an exercise price of $2.30 per share

(4)	Consists of 41,668 shares underlying options at an exercise price of $3.50 per share,

(5)	Includes 5,000 shares underlying options at an exercise price of $1.31 per share.

(6)	Includes (i) 40,000 shares underlying options at an exercise price of $3.50 per share and (ii) 8,066 shares underlying options at an exercise price of $1.09 per share

(7)	Includes (i) 88,515 shares underlying options at an exercise price of $0.95 per share, (ii) 39,340 shares underlying options at an exercise price of $0.16 per share, (iii) 22,818 shares underlying warrants at an exercise price of $2.30 per share, and (iv) 7,818 shares underlying warrants at an exercise price of $0.95 per share

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of April 29, 2022. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
Neil (Indranil) Dey	58	President, Chief Executive Officer and Director
Kenneth Fisher	43	Chief Financial Officer
Dr. Jason Cook	40	Chief Technology Officer
Douglas C. Wurth	57	Director
Svetlana Dey	50	Director
Donald R. Chase	75	Director
Fred S. Zeidman	75	Director
Gary Gemignani	56	Director

Neil Dey, President, Chief Executive Officer and Director

Mr. Dey co-founded Bluejay Diagnostics in 2015. In 2008, Mr. Dey co-founded Lana Management and Business Research International, LLC (“LMBRI”), and served as Chief Operating Officer of LMBRI from 2008 through 2015. LMBRI is a management consulting company focused on product launch and marketing in the medical field in the U.S., Japan and EU. During his tenure with LMBRI, he spent approximately eight years consulting with Toray Industries, Hitachi Chemicals (now Showa Denko Materials Co. Ltd.), Fujifilm (Fuji Chemicals), Merck & Co., SRI International, among others. From 2005 to 2007, Mr. Dey served as Vice President of Business Development and Market for Definines, AG. From 2001 to 2005, Mr. Dey served as Head of Business Development, Western U.S. for IMPATH, Inc., where he was responsible for three business units and the introduction of Her2neu diagnostics for breast cancer treatment with Herceptin. Earlier positions include Chief Business Officer for Genmethrax, Inc.; Manager, Technology Licensing, Thomas Jefferson Medical University; Manager, Technology Licensing, Ciba Geigy (Novartis). Mr. Dey earned both Bachelor of Science and Master of Science degrees in Biochemistry from Visva-Bharati University in India and a Ph.D. in Lipid Membrane Biochemistry from Biological Research Center in Hungary. He also earned a Master’s in Business Administration (Fulbright Scholarship) from the University of Cambridge. We believe Mr. Dey’s history with our company, coupled with his extensive business development experience in the medical device industry, provide him with the qualifications to serve as a director.

Kenneth Fisher, Chief Financial Officer

Mr. Fisher joined us in March 2022. Mr. Fisher is an accomplished financial professional and Certified Public Accountant. From July 2010 to November 2021, he was Executive Vice President, Chief Financial Officer and Treasurer of Meridian Bancorp, Inc. and its subsidiary, East Boston Savings Bank (merged with Rockland Trust in November 2021). Prior to that, he served as Vice President and Treasurer at Beverly National Bank and as a senior auditor at Parent, McLaughlin & Nangle, CPAs (now Marcum LLP). He received his Bachelor’s Degree in Business Administration from the Isenberg School of Management at the University of Massachusetts at Amherst and is a graduate of the New England School for Financial Studies.

Dr. Jason Cook, Chief Technology Officer

Dr. Cook joined us in 2021. From 2014 to 2021, Dr. Cook served as the Chief Executive Officer of NanoHybrids, Inc., a nanotechnology company specializing in the development and manufacture of theranostic nanoparticle platform technologies. He was also a Director and served as Chairman of its Board from 2020 to 2021, and from 2014 to 2017, he served as Senior Scientist developing many of the core technologies of the company. Dr. Cook earned a Ph.D. in Biomedical Engineering from University of Texas at Austin, focusing on medical diagnostic system design and development. His postdoctoral work focused on the improvement of bioconjugation strategies of nanoparticles for molecular targeting. Dr. Cook also serves as an ad-hoc reviewer for numerous panels at the National Institute of Health and peer reviewed scientific journals.

Douglas C. Wurth, Chairman of the Board

Mr. Wurth has served as Chairman of the Board of Bluejay Diagnostics since 2017. Since 2016, Mr. Wurth has been a private investor. Mr. Wurth has served as Chief Executive Officer and a Director of Good Works II Acquisition Corp. since February 2021, and Co- Chairman of Good Works Acquisition Corp. since October 2020. Mr. Wurth led major businesses within J.P. Morgan Asset Management during his nearly 20 years at J.P Morgan from 1997 to 2016. Mr. Wurth was the Chief Executive Officer of Alternative Investments in Asset Management, and Chief Executive Officer of J.P. Morgan’s International Private Bank, where he led the expansion of the franchise in Asia, Latin America and Europe while based in New York, Hong Kong, and London. Since leaving J.P. Morgan Mr. Wurth has invested in and helped lead several private companies, of which he is Chairman of the Board of Standard Power and Vestrata, and a board member of Triax Technologies. Before joining J.P. Morgan, Mr. Wurth practiced law at the New York firm Skadden, Arps, Slate, Meagher & Flom from 1992 to 1995, and served as General Counsel to former U.S. Senator Robert Dole’s 1996 presidential campaign. Mr. Wurth earned a Bachelor of Arts degree from the University of Notre Dame and a J.D. from the University of Virginia School of Law. We believe that Mr. Wurth is well qualified to serve on our Board of Directors due to his overall leadership experience, his experience in the private equity and alternative investments industry and his legal expertise.

Donald R. Chase, Director

Mr. Chase has served as on our Board of Directors since 2017. Mr. Chase has been a member of Board of Directors of Merchants Bank and Merchants Bancshares, Inc., in South Burlington. VT, from 2015 through 2017. Mr. Chase was Chairman of the Board of NUVO Bank and Trust Company of Springfield, Massachusetts since its inception in 2008 through 2015. Mr. Chase served as President and Chief Executive Officer, Vice Chairman, and a Director of Westbank Corporation and its wholly-owned subsidiary, Westbank from 1988 to 2007. Mr. Chase is active in a number of commercial real estate, farming and ranching activities and serves in a number of civic roles. He is Chairman of the Board of Trustees for the Eastern States Exposition in West Springfield, MA and a Trustee of the Big E Trust. Mr. Chase is also a commissioner of the Board of Public Safety for the City of West Springfield, MA and is a member to the Massachusetts Board of Agriculture. Mr. Chase is a veteran of the United States Army during which he served in combat in Vietnam from 1967 through 1969. Mr. Chase graduated with honors from Western New England University with a Bachelor of Science degree in Accounting. We believe that Mr. Chase is well qualified to serve on our Board of Directors due to his executive experience and his financial expertise.

Fred S. Zeidman, Director

Mr. Zeidman has served on our Board of Directors since May 2021. Mr. Zeidman is Chairman of WoodRock & Co., an investment banking service business and serves as Chairman and CEO of Good Works Acquisition Corp. and Chairman of Good Works II Acquisition Corp, both publicly held SPACs and Mr. Zeidman served as Chairman of Gordian Group LLC, a U.S. investment bank specializing in board level advice in complex, distressed or “story” financial matters. Mr. Zeidman, Chairman Emeritus of the United States Holocaust Memorial Council was appointed by President George W. Bush in March 2002 and served in that position from 2002-2010. A prominent Houston based business and civic leader; Mr. Zeidman also is Chairman Emeritus of the University of Texas Health Science System Houston. He is formerly National Chairman of the Development Corp of Israel Campaign (Israel Bonds) and served on the Board of the National World War II Museum. Mr. Zeidman was the former CEO, President and Chairman of Seitel, Inc., a Houston-based onshore seismic data provider where he was instrumental in the successful turnaround of the Company. He served as lead Director of Straight Path Communications, Inc. until its sale to Verizon in 2018. He was also Director of REMA a division of NRG Corp. and he further serves on the board of Prosperity Bank and was formerly Restructuring Officer of TransMeridian Exploration Inc. and Chief Bankruptcy Trustee of AremisSoft Corp. He held the post of Chairman of the Board and CEO of Unibar Corporation, the largest domestic independent drilling fluids company, until its sale to Anchor Drilling Fluids in 1992. Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Master’s in Business Administration from New York University. We believe that Mr. Zeidman is well qualified to serve on our Board of Directors due to his extensive leadership and corporate finance experience, as well has his relationships in the investing and investment banking businesses.

Svetlana Dey, Director

Ms. Svetlana Dey has been member of Bluejay’s Board of Directors since 2015. Ms. Dey co-founded Bluejay Diagnostics in 2015. She also co-founded LMBRI in 2008, a management consulting company focused on product launch and marketing in the medical field in the U.S., Japan and India. Ms. Dey has served as LMBRI’s President and CEO since 2008. Ms. Dey is a Board member of Laminar Pharma, Inc. Prior to LMBRI, Ms. Dey spent more than 15 years in healthcare consulting businesses. In these roles, she has been involved in management and operations of healthcare and life sciences products development, sales and marketing operations and general management for more than 12 years. Ms. Dey earned a Master’s Degree in Mathematics from the State University of Mari El Republic, Russia. We believe Ms. Dey’s history with our company, coupled with her extensive experience in the healthcare industry, provide her with the qualifications to serve as a Director.

Gary Gemignani, Director

Mr. Gemignani joined Bluejay’s Board of Directors in November 2021. Mr. Gemignani has served as EVP, Chief Financial Officer of Solta Medical, a division of Bausch Health, since April 2022. Prior to Solta Medical, Mr. Gemignani served as EVP and CFO of Acacia Pharma Group plc from 2020 to 2022. Prior to Acacia Pharma he served as CFO of Synergy Pharmaceuticals Inc. from 2017 to 2019 where he successfully led the sale of this Nasdaq-listed company’s assets to Bausch Health. Synergy Pharmaceuticals Inc. filed a petition in the United States Bankruptcy Court for the Southern District of New York in December 2018 under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Gemignani served as CEO and CFO of Biodel Inc., overseeing business and strategic planning, operations and financing activities of the company. Prior to this, Mr. Gemignani served in senior and executive financial and operational roles with multiple public and private companies including, Prudential Financial, Gentium, Novartis and Wyeth. Mr. Gemignani started his career at Arthur Andersen & Co. We believe that Mr. Gemignani is well qualified to serve on our Board of Directors due to his extensive accounting and financial experience, as well as his public company expertise.

Family Relationships

Ms. Svetlana Dey is married to Mr. Neil Dey. There are no other directors that are related to any other director or executive officer of our company or our subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors oversees the business affairs of Bluejay and monitors the performance of management. Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the year 2021. The Board held one meeting during 2021. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Wurth, Chase, Zeidman, and Gemignani are independent as defined under the Nasdaq Rules.

Board Committees

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted written charters for each of our audit, compensation, and nominating and corporate governance committees, which are available on our website at https://ir.bluejaydx.com/corporate-governance/governance-overview.

The chart below shows the current membership and chairperson of each of our three standing Board committees and the number of committee meetings held during our last fiscal year. Each member of the audit, compensation, and nominating and corporate governance committee meets the applicable independence requirements of the SEC and the Nasdaq listing rules for service on our Board and each committee on which she or he serves.

Name	Audit	Compensation	Nominating and Corporate Governance
Donald R. Chase	Member	Chair	Member
Neil (Indranil) Dey	—	—	—
Svetlana Dey	—	—	—
Gary Gemignani	Chair	Member	—
Douglas C. Wurth	Member	Member	Member
Fred S. Zeidman	—	—	Chair
Total Meetings in 2021*	1	2	1

*	Since our initial public offering on November 10, 2021

Audit Committee. The members of the Audit Committee are Mr. Gemignani (Chairperson), Mr. Wurth and Mr. Chase. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Mr. Gemignani, is an “audit committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Mr. Zeidman (Chairperson), Mr. Wurth and Mr. Chase. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

Compensation Committee. The members of the Compensation Committee are Mr. Chase (Chairperson), Mr. Wurth and Mr. Gemignani. Each member of the Compensation Committee is independent as defined by Nasdaq Rules. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board of Directors the annual compensation and benefits for our other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer and Chief Financial Officer.

Our Chief Executive Officer and Chief Financial Officer review the performance of our other executive officers (other than himself) and based on that review, they then make recommendations to the Compensation Committee about the compensation of executive officers (other than themselves). Neither our Chief Executive Officer or Chief Financial Officer participate in any deliberations or approvals by the Board or the Compensation Committee with respect to their own compensation.

The Compensation Committee has retained Pearl Meyer, a compensation consulting firm, to evaluate our executive compensation program. Pearl Meyer’s engagement included assisting the Compensation Committee with the selection of a peer group of companies for benchmarking purposes, and an analysis of our existing executive compensation. The consultant serves at the pleasure of the Compensation Committee rather than management, and the consultant’s fees are approved by the Compensation Committee.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the annual meeting. This Annual Meeting will be our first Annual Meeting as a public company.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Mr. Wurth serves as Chairman of the Board and Mr. Dey serves as our Chief Executive Officer. Although our Board of Directors does not have a policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer, we believe such separation serves an important governance purpose.

Although management is responsible for the day-to-day management of the risks we face, our Board of Directors and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. Our Board of Directors regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends periodic meetings of the Board of Directors, provides presentations on operations including significant risks, and are available to address any questions or concerns raised by our Board of Directors.

In addition, our committees assist our Board of Directors in fulfilling its oversight responsibilities regarding risks. Our Audit Committee coordinate the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management reports on these areas. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. When any of the committees receives a report related to material risk oversight, the chairperson of the relevant committee will report on the discussion to the full Board of Directors.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices no less than 90 days and no more than 120 days prior to the anniversary date of our last annual meeting so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

We have not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Diversity of Directors

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance (as of April 29, 2022):

Board Diversity Matrix (As of April 29, 2022)

Total Number of Directors		6
	Female		Male
Part I: Gender Identity
Directors	1		5
Part II: Demographic Information
Asian			1
White	1		4
LGBTQ+		1

Stockholder Communications with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Bluejay. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Anti-Hedging Policy

Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the “Investors – Corporate Governance Overview” section on our website at bluejaydx.com. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

The following summary compensation table shows, for the fiscal years ended December 31, 2021 and December 31, 2020, information regarding the compensation awarded to our three most highly compensated executive officers for 2021: Neil Dey, our President and Chief Executive Officer; Gordon Kinder, our former Chief Financial Officer; and Jason Cook, our Chief Technology Officer. We did not have any officers that received more than $100,000 in compensation during 2020. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Neil Dey(1)
President & Chief Executive Officer	2021	137,500	44,110	-	-	-		181,610
	2020	20,833	-	-	-	-		20,833
Gordon Kinder (2) Former Chief Financial Officer	2021	118,250	25,205	26,800	-	23,335	(6)	193,590
Jason Cook(3) Chief Technology Officer	2021	100,833	16,636	46,250	-	90,000	(7)	253,719

(1)	While Mr. Dey served as our President and CEO for all of 2021 and 2020, Mr. Dey only was paid salary from July 1, 2021 to December 31, 2021 during 2021 and from January 1, 2020 to May 31, 2020 during 2020.

(2)	Mr. Kinder resigned in March 2022. Mr. Kinder was hired and appointed Chief Financial Officer on July 1, 2021. Prior to that, Mr. Kinder was a non-employee consultant to the Company. Compensation reported is for a partial year of employment and Mr. Kinder’s total includes compensation paid to him as a non-employee consultant prior to July 1, 2021.

(3)	Mr. Cook was hired and appointed Chief Technology Officer on July 1, 2021. Prior to that Mr. Cook was a non-employee consultant to the Company. Compensation reported is for a partial year of employment and Mr. Cook’s total includes compensation paid to him as a non-employee consultant prior to July 1, 2021.

(4)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718, as further described in Note 9 of the notes to our Consolidated Financial Statements included our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(5)	The amounts in this column represent the cash bonuses earned in 2021 but were paid in 2022.

(6)	This amount represents the compensation paid to Mr. Kinder for his services as a non-employee financial consultant prior to becoming the Company’s Chief Financial Officer on July 1, 2021.

(7)	Included in this amount is $30,000 in employee relocation compensation and $60,000 in compensation paid to Mr. Cook for his services as a non-employee consultant prior to becoming the Company’s Chief Technology Officer on July 1, 2021.

Narrative to Summary Compensation Table

Neil Dey, Chief Executive Officer and President

In July 2021, we entered into an employment agreement with Mr. Dey (such agreement, as subsequently amended and restated, the “Dey Agreement”). The Dey Agreement provides for an initial annual base salary for Mr. Dey of $250,000 as well as eligibility for an annual bonus targeted at 50% of his base salary. The annual bonus is payable in a combination of cash and stock options to purchase common shares as determined at the sole discretion of the Compensation Committee of the Board. Mr. Dey is entitled to participate in certain of the Company’s benefit plans available to other executives. The Dey Agreement also provides that Mr. Dey’s salary automatically increased to $350,000 upon the completion of our initial public offering in November 2021.

Under the Dey Agreement, Mr. Dey is entitled to receive certain benefits upon termination of employment under certain circumstances. If we terminate Mr. Dey’s employment for any reason other than “Cause” (as such term is defined in the Dey Agreement), Mr. Dey will receive cash severance equal to twelve months base salary plus a pro-rata portion of the target annual bonus in addition to any unpaid salary, bonus, and unused vacation time not already paid.

Kenneth Fisher, Chief Financial Officer

In March 2022, we entered into an employment agreement with Mr. Fisher (such agreement, the “Fisher Agreement”). The Fisher Agreement provides for an initial annual base salary for Mr. Fisher of $275,000, which shall increase to $300,000 on January 1, 2023 as well as eligibility for an annual bonus targeted at 40% of his base salary. The annual bonus is payable in a combination of cash and stock options to purchase common shares as determined at the sole discretion of the Compensation Committee of the Board. Mr. Fisher is entitled to participate in certain of the Company’s benefit plans available to other executives.

Under the Fisher Agreement, Mr. Fisher is entitled to receive certain benefits upon termination of employment under certain circumstances. If the Company terminates Mr. Fisher’s employment for any reason other than “Cause” (as such term is defined in the Fisher Agreement), Mr. Fisher will receive cash severance equal to six months base salary plus a pro-rata portion of the target annual bonus in addition to any unpaid salary, bonus, and unused vacation time not already paid.

Mr. Fisher was granted a ten-year option to purchase 65,000 shares of common stock at an exercise price of $1.31 per share (the closing price of the Company’s common stock on the date of the agreement). Of the option grant, 5,000 shares were fully-vested on the date of grant and 60,000 shares will vest in three equal annual installments on the anniversary dates of the grant, provided Mr. Fisher is employed on each vesting date.

Jason Cook, Chief Technology Officer

In July 2021, we entered into an employment agreement with Mr. Cook (such agreement, as subsequently amended and restated, the “Cook Agreement”). The Cook Agreement provides for an initial annual base salary for Mr. Cook of $200,000 as well as eligibility for an annual bonus targeted at 30% of his base salary. The annual bonus is payable in a combination of cash and stock options to purchase common shares as determined at the sole discretion of the Compensation Committee of the Board. Mr. Cook is entitled to participate in certain of the Company’s benefit plans available to other executives and Mr. Cook was provided with a $30,000 relocation allowance to move to Massachusetts.

Under the Cook Agreement, Mr. Cook is entitled to receive certain benefits upon termination of employment under certain circumstances. If the Company terminates Mr. Cook employment for any reason other than “Cause” (as such term is defined in the Cook Agreement), Mr. Cook will receive cash severance equal to three months base salary (increasing to six months if such termination occurs after one year) plus a pro-rata portion of the target annual bonus in addition to any unpaid salary, bonus, and unused vacation time not already paid.

In connection with his appointment as Chief Technology Officer in July 2021, following the effective date of the 2021 Stock Plan, Mr. Cook was issued stock options to purchase 75,000 shares of common stock on July 7, 2021 at an exercise price of $3.50. These stock options vest as follows: (i) 41,668 vest immediately upon grant, and (ii) 8,333 each will vest over upon achievement of four performance milestones (total of 33,332).

Gordon Kinder, Former Chief Financial Officer

In July 2021, we entered into an employment agreement with Mr. Kinder (such agreement, as subsequently amended and restated, the “Kinder Agreement”). The Kinder Agreement provided for an initial annual base salary for Mr. Kinder of $232,000 as well as eligibility for an annual bonus targeted at 40% of his base salary. The annual bonus is payable in a combination of cash and stock options to purchase common shares as determined at the sole discretion of the Compensation Committee of the Board. Mr. Kinder was entitled to participate in certain of the Company’s benefit plans available to other executives. The Kinder Agreement also provides that Mr. Kinder’s salary automatically increases to $250,000 upon the completion of our initial public offering which occurred in November 2021.

In connection with his appointment as Chief Financial Officer in July 2021, following the effective date of the 2021 Stock Plan, Mr. Kinder was issued stock options to purchase 40,000 shares of common stock at an exercise price of $3.50. These stock options vest in 4 yearly installments commencing July 1, 2021 with 6,667 stock options vesting after one year, 6,667 stock options vesting after two years, 13,333 stock options vesting after three years, and 13,334 stock options vesting at the end of the fourth year.

On March 23, 2022, Mr. Kinder resigned from his position as Chief Financial Officer and on March 30, 2022, we and Mr. Kinder entered into a separation and release agreement pursuant to which Mr. Kinder received: (i) his wages and other compensation in full through the date of resignation; and (ii) a payment of $125,000, which is equal to six months of Mr. Kinder’s base salary and $22,465.75, which is equal to 40% of Mr. Kinder’s base salary earned through the resignation date. In addition, we agreed to accelerate the vesting of Mr. Kinder’s option grants and agreed to eliminate the 90-day limitation on the exercise of such options, such that the grants shall be exercisable for their full ten-year term.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options	Options	Exercise	Expiration
Name		(#) Exercisable	(#) Unexercisable	Price ($)	Date
Neil Dey		-	-	-	-
Gordon Kinder	(1)	-	40,000	$3.50	7/7/2031
Jason Cook	(2)	41,668	33,332	$3.50	7/7/2031

(1)	On July 7, 2021, Mr. Kinder was issued stock options to purchase 40,000 shares of common stock at an exercise price of $3.50 that rest ratably over three years. As of December 31, 2021, none of the options were vested. In March 2022, we and Mr. Kinder entered into a separation and release agreement pursuant to which we agreed to accelerate the vesting of Mr. Kinder’s option grants and agreed to eliminate the 90-day limitation on the exercise of such options, such that the grants shall be exercisable for their full ten-year term.

(2)	On July 7, 2021, Dr. Cook was issued stock options to purchase 75,000 shares of common stock at an exercise price of $3.50. Of those options 41,668 vested immediately upon grant while the remainder vest upon achievement of certain product development milestones. As of December 31, 2021, 41,668 of the options were vested.

Retirement Benefits

During 2021 and 2022, we had no 401(k) tax-deferred savings plan in place. In April 2022, we established a 401(k) savings plan.

Director Compensation

Each member serving on our Board during 2021 who was not our employee was eligible to compensation for his or her services rendered after our initial public offering in November 2021. The approved compensation provides for cash compensation as follows:

●	Board of Directors member: $40,000;

●	Board of Directors chair: $50,000;

●	Audit committee member: $5,000;

●	Audit committee chair: $7,500;

●	Compensation committee member: $5,000;

●	Compensation committee chair: $7,500;

●	Nominating and corporate governance committee member: $2,500; and

●	Nominating and corporate governance committee chair: $5,000

Subsequently in March 2022, the Board amended the director compensation retroactive to January 1, 2022 to increase the fees as follows:

●	Board of Directors member: $50,000;

●	Board of Directors chair: $75,000;

●	Audit committee member: $7,500;

●	Audit committee chair: $20,000;

●	Compensation committee member: $7,500;

●	Compensation committee chair: $20,000;

●	Nominating and corporate governance committee member: $7,500; and

●	Nominating and corporate governance committee chair: $20,000

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of our non-employee directors.

			Option		Other
	Fees Earned		Awards		Compensation		Total
Name	($)		($)(1)		($)		($)
Douglas Wurth	6,563		—		18,046	(5)	24,609
Donald Chase	6,875		—		-		6,875
Fred Zeidman	20,625	(2)	6,400	(3)	-		27,025
Svetlana Dey(6)	5,000		—		-		5,000
Gary Gemignani	6,563		56,250	(4)	-		62,813

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718, as further described in Note 9 of the notes to our Consolidated Financial Statements included our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(2)	Mr. Zeidman was appointed the Board in July 2021. From July 1, 2021 to November 15, 2021 was compensated $3,333 per month for his Director services. After November 15, 2021 he was compensated in accordance with the Director Compensation Program.

(3)	Mr. Zeidman received stock options to purchase 10,000 shares of common stock with exercise price of $3.50 that vest over a one year period. As of December 31, 2021, Mr. Zeidman held options to purchase an aggregate of 10,000 shares of common stock, of which no options were vested.

(4)	Mr. Gemignani received stock options to purchase 25,000 shares of common stock with exercise price of $2.72 that vest over a one year period. As of December 31, 2021, Mr. Gemignani held options to purchase an aggregate of 25,000 shares of common stock, of which no options were vested.

(5)	Mr. Wurth was provided free health insurance through the Company from January 1, 2021 to October 31, 2021 for his Director services. This amount reflects the total unreimbursed health insurance premiums paid on behalf of Mr. Wurth in 2021.

(6)	Ms. Dey was an employee prior her appointment to the Board. The Director Compensation table above only reflects her compensation as a non-employee Director.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans at December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	589,786	1.86	1,943,269
Equity compensation plans not approved by security holders (2)	3,411,382	6.21	-

(1)	Represents shares of common stock issuable upon exercise of outstanding stock options under our current 2018 and 2021 Stock Plans.

(2)	Consists of warrants issued to consultants for services and placement agent and underwriter warrants.

RELATED PARTY TRANSACTIONS

Expense Sharing Agreement

We are a party to an expense sharing agreement with Lana Management and Business Research International, LLC (“LMBRI”), an entity owned and controlled by Mr. Dey and Ms. Dey, pursuant to which we reimburse LMBRI monthly for certain shared expenses, including insurance, rent, salaries, telephone, and other miscellaneous expenses. We are billed up to $4,000 monthly for these expenses.

The table below summarizes the amounts incurred, paid, and balances due to LMBRI under this agreement as of and for year’s ended December 31, 2021 and 2020.

	2021	2020
Expenses from LMBRI	$48,000	$55,097
Payments to LMBRI	$171,102	$16,000
Amounts payable to LMBRI	$2,000	$125,102

Notes Payable

On October 22, 2020, we issued $154,000 in subordinated promissory notes (“Subordinated Notes”) to the Company’s shareholders, including $53,854 to Douglas Wurth and entities affiliated with Douglas Wurth, $44,000 to Neil Dey and entities affiliated with Neil Dey, and $13,817 with Donald Chase.

In 2017, we entered into multiple Unit Purchase Agreements. A Unit consisted of 100 shares of Series A redeemable, convertible preferred stock (“Series A”) at a purchase price of $100 per share and $10,000 in notes payable (the “2017 Notes”). The Notes were fully guaranteed by LMBRI. The 2017 Notes included $500,000 in notes issued to Douglas Wurth and $75,000 in notes issued to Donald Chase. On May 26, 2021, the remaining outstanding 2017 Notes were amended and restate then on June 8, 2021, the 2017 Notes were automatically convertible into common stock at the conversion rate of $1.00 per share upon the issuance by the Company of securities to Sabby Volatility Warrant Master Fund, Ltd. This event resulted in 538,540 common shares issued to Douglas Wurth and entities affiliated with Douglas Wurth and 138,170 common shares issued to Donald Chase in 2021.

For the year ended December 31, 2021, we paid $5,930 in interest to Douglas Wurth and entities affiliated with Douglas Wurth, $4,845 in interest to Neil Dey and entities affiliated with Neil Dey, and $1,521 in interest to Donald Chase related to both notes. For the year ended December 31, 2020, we paid $22,319 in interest to Douglas Wurth and entities affiliated with Douglas Wurth, $4,845 in interest to Neil Dey and entities affiliated with Neil Dey, and $3,321 in interest to Donald Chase related to these both notes.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee is responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant to, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In determining whether to approve a proposed transaction, our audit committee will consider all relevant facts and circumstances including: (i) the materiality and character of the related party’s direct or indirect interest; (ii) the commercial reasonableness of the terms; (iii) the benefit or perceived benefit, or lack thereof, to us; (iv) the opportunity cost of alternate transactions; and (v) the actual or apparent conflict of interest of the related party.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members: Douglas Wurth, Neil Dey, Svetlana Dey, Donald Chase, Fred Zeidman and Gary Gemignani. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the eligible votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal. The Board recommends that stockholders vote FOR each of the six nominees for election to our Board of Directors.

PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Wolf & Company P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Wolf & Company P.C. are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by Wolf & Company P.C. for their services for the fiscal years ended December 31, 2021 and 2020, respectively, were as follows:

	2021	2020
Audit Fees	$174,164	$34,183
Audit-related fees	100,500	-
Tax fees	5,300	-
All other fees	-	-
TOTAL	$280,964	$34,183

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax return preparation and compliance for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal. The Board recommends that stockholders vote FOR the ratification of the appointment of Wolf & Company P.C. our independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Wolf & Company P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Wolf & Company P.C. the Company’s audited financial statements. We discussed with Wolf & Company P.C. the overall scope and plans of their audit. We met with Wolf & Company P.C., with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2021, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2021, and for the year then ended; (ii) discussed with Wolf & Company P.C. the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from Wolf & Company P.C. required by applicable requirements of the PCAOB regarding Wolf & Company P.C.’s communications with the Audit Committee regarding independence; and (iv) discussed with Wolf & Company P.C. their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Gary Gemignani (Chairperson)

Douglas Wurth

Donald Chase

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2021 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, Attention: Corporate Secretary.

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our next Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board of Directors, must be received at our principal executive offices located in Acton, Massachusetts no later than January 12, 2023. For any proposal that a stockholder wishes to propose for consideration at our next Annual Meeting but does not wish to include in the proxy materials for that meeting, our Amended and Restated Bylaws require a notice of the proposal to be delivered not less than 90 days but not more than 120 days prior to the anniversary of our preceding annual meeting of stockholders. The notice of the proposal also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors

BLUEJAY DIAGNOSTICS, INC.

/s/ Neil Dey
Neil Dey
Chief Executive Officer and Director

Acton, Massachusetts

May 12, 2022

## YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

**Vote by Internet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# Bluejay Diagnostics, Inc.

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2022.**

**INTERNET/MOBILE – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**MAIL –** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

**PROXY**
**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.**

1. Election of Directors
   (1) Neil (Indranil) Dey
   (2) Douglas Wurth
   (3) Svetlana Dey
   (4) Donald R. Chase
   (5) Fred S. Zeidman
   (6) Gary Gemignani

| FOR all nominees listed to the left | WITHHOLD AUTHORITY to vote (except marked to the contrary tor all nominees listed to the left) |
|---|---|
| ☐ | ☐ |

**(Instruction:To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)**

2. Ratification of Wolf & Company, P.C., as independent registered public accounting firm for year ending December 31, 2022

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

CONTROL NUMBER

**Signature**____________________ **Signature, if held jointly**____________________ **Date**__________, **2022.**

Note: If shares are held in the name of more than one person, all holders should sign. Signatures should correspond with the name or names as they appear hereon. Persons signing in a fiduciary capacity or as an officer or partner should indicate their title as such.

## Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

## The 2022 Proxy Statement and the 2021 Annual Report to Stockholders are available at: https://www.cstproxy.com/bluejaydx/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

# Bluejay Diagnostics, Inc.

The undersigned appoints Neil (Indranil) Dey and Kenneth Fisher, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bluejay Diagnostics, Inc. held of record by the undersigned at the close of business on April 29, 2022 at the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. to be held on June 9, 2022, or at any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**